Exhibit 99.1

Bakkt Reports Fourth Quarter and Full Year 2021 Results

Fourth Quarter 2021 net revenue of $2.2 million for Predecessor, $11.5 million for Successor and $13.7 million for Combined (non-GAAP); Combined net revenue (non-GAAP) increased 45% over prior year quarter

Net revenue expected to grow to $60 million - $80 million in 2022, an increase of approximately 50% to 100% compared to 2021 Combined net revenue, respectively

Over $390 million of available cash provides significant growth capital

Signed partnerships across crypto services, loyalty and payments

Activated point conversion capabilities for Wyndham Rewards customers

Financial results include significant non-cash charges related to the closing of business combination with VPC Impact Acquisition Holdings (VIH)

ALPHARETTA, GA – February 17, 2022 – Bakkt Holdings, Inc. (“Bakkt”) (NYSE: BKKT) announced its financial results for the fourth quarter and full year ended December 31, 2021.

“Our impressive revenue growth in the fourth quarter and full year reflects the strong momentum we are seeing across our platform as we continue to diversify our future revenue streams,” said Gavin Michael, CEO of Bakkt. “We are excited to provide crypto services, loyalty and payments to our growing list of signed partners. We’re working closely with our partners to launch new solutions such as crypto rewards and crypto disbursements in the near-term. In addition, we will be expanding on our offerings to enable open loop crypto wallets and offer additional cryptos on our platform1. We have a strong balance sheet and are well-capitalized to grow our business.”

Recent Strategic Highlights

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Crypto Services: Manasquan Bank, Hanover Bank and Valliance Bank – These new partners, signed through our previously announced platform partnerships, will enable their retail clients to buy, sell and hold cryptocurrency within their existing, trusted banking environment. Our secure, stable, regulated and trusted platform provides simple access to crypto for a growing number of consumers.

•

Disbursements & Crypto Rewards: BringMeThat.com – Our partnership connects crypto to the gig economy, working with a food delivery service operating in thousands of US cities. Bakkt will enable customers to pay with participating points, or with crypto held on our platform. The crypto payout feature will allow drivers to receive a portion of their earnings in crypto.

•

Crypto Custody: Nexo – We will provide cryptocurrency custody services to Nexo. Our warehouse allows for safe and secure storage, leveraging state-of-the-art physical and cyber security, institutional grade technology and governance, and is backed by cold and warm wallet insurance.

•

Powering Loyalty: Wyndham Rewards – We activated point conversion capabilities for Wyndham Rewards points customers. This partnership demonstrates the power of our B2B2C model with higher customer engagement levels and more efficient marketing.

[1]	Subject to regulatory approval

Fourth Quarter Financial Highlights

$ in millions	Predecessor (10/1/21 -10/14/21)	Successor (10/15/21 -12/31/21)
Net revenue	$2.2	$11.5
Operating expense	$52.6	$86.0
Net loss (1)	($49.7)	($153.1)

(1)	Net loss for the Successor reflects management’s current estimate for income tax benefit (expense), which is subject to change. See “Basis of Presentation” below.

•

Transacting accounts of 867,000 in the fourth quarter of 2021 increased 13% year-over-year. Digital asset conversion volume of $222 million increased 34% year-over-year due to strong growth, led by travel.

•	Combined net revenue (non-GAAP) of $13.7 million increased $4.2 million or 45% over prior year quarter, primarily driven by strong transaction revenue growth from loyalty redemption.

•

Operating expense of $52.6 million for the Predecessor and $86.0 million for the Successor were driven by $43.3 million and $48.7 million of significant items related to the business combination, respectively. These expenses include non-cash compensation charges triggered by the transaction and other acquisition-related expenses.

•	Adjusted EBITDA (non-GAAP) was $0.3 million for the Predecessor and ($21.8 million) for the Successor.

Significant items related to the business combination

The fourth quarter 2021 Predecessor and Successor results included certain significant items related to the business combination, which are largely non-cash, including:

•	A non-cash mark-to-market expense of $79.4 million in the Successor related to the fair value of warrant liabilities issued by VIH prior to the business combination.

•

A non-cash compensation charge of $30.6 million for Predecessor and $47.2 million for Successor related to the issuance of Class V common stock of Bakkt and common units of the former Bakkt parent company in exchange for legacy interests in that former parent company using an initial aggregate valuation of $2.1 billion.

•	Acquisition-related expense of $12.7 million for Predecessor and $1.5 million for Successor.

Full Year 2021 Financial Highlights

$ in millions	Predecessor (1/1/21 - 10/14/21)	Successor (10/15/21 - 12/31/21)
Net revenue	$28.0	$11.5
Operating expense	$168.0	$86.0
Net loss (1)	($139.2)	($153.1)

(1)	Net loss for the Successor reflects management’s current estimate for income tax benefit (expense), which is subject to change. See “Basis of Presentation” below.

•	Combined net revenue (non-GAAP) of $39.4 million increased $10.9 million or 38% over prior year, primarily driven by strong transaction revenue growth from loyalty redemption.

•	Operating expense of $168.0 million for the Predecessor and $86.0 million for the Successor were driven by significant items related to the business combination, as described above.

•	Adjusted EBITDA (non-GAAP) was ($65.6 million) for the Predecessor and ($21.8 million) for the Successor.

Guidance for FY 20222

•	Net revenue expected to grow to $60 million - $80 million in 2022, an increase of approximately 50% to 100% compared to 2021 Combined net revenue, respectively.

•

Expect to use $150 million - $170 million of cash during 2022 as we continue to invest for future growth; strong available liquidity with more than $390 million of available cash on hand as of 12/31/21.

•	We expect to recognize quarterly net losses during 2022 as we invest in and ramp up the business.

Webcast and Conference Call Information

Bakkt will host a conference call at 9:00AM ET, February 17, 2022. The live webcast of Bakkt’s earnings conference call can be accessed at https://investors.bakkt.com, along with the earnings press release and accompanying slide presentation. Investors and analysts interested in participating in the call are invited to dial (844) 200-6205 or (646) 904-5544, and reference participant access code 814008 approximately ten minutes prior to the start of the call. A replay will be available promptly after the call and can be accessed by dialing (866) 813-9403 and entering the access code 644535. The replay will be available through March 19, 2022.

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[2]

Guidance assumes no further significant disruptions from COVID-19 pandemic; potential acquisitions and other significant opportunities are not included in this guidance. See disclaimers for more information regarding forward-looking statements, which includes all guidance provided herein

About Bakkt

Bakkt is a trusted digital asset platform that enables consumers to buy, sell, store and spend digital assets. Bakkt’s platform, now available through the Bakkt App and to partners, amplifies consumer spending and bolsters loyalty programs, adding value for all key stakeholders within the Bakkt payments and digital assets ecosystem. Launched in 2018, Bakkt is headquartered in Alpharetta, GA. For more information, visit: https://www.bakkt.com/ | Twitter @Bakkt | LinkedIn https://www.linkedin.com/company/bakkt/

Bakkt-E

Source: Bakkt Holdings, Inc.

Contacts

Investor Relations

Ann DeVries, Head of Investor Relations

Ann.DeVries@bakkt.com

Media

Lauren Post, Head of Communications

Lauren.Post@bakkt.com

Basis of Presentation

“Predecessor” information represents the results of Bakkt Holdings, LLC prior to the business combination with VPC Impact Acquisition Holdings (VIH), which closed on October 15, 2021. “Successor” information represents the results of Bakkt Holdings, Inc. from the date the business combination closed through the end of the applicable period. “Combined” information represents the combination of Predecessor and Successor for the applicable period. Combined information has not been calculated in accordance with generally accepted accounting principles (“GAAP”). Bakkt has provided the Combined information as an additional non-GAAP financial measure as management uses such information when evaluating the company’s results for periods that straddle the closing of the business combination.

Presentation of net loss for the Successor reflects management’s current estimate for income tax benefit (expense), which is subject to change pending finalization of purchase accounting estimates related to the business combination as permitted under Accounting Standards Codification 805 – Business Combinations.

Note on Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, Bakkt’s guidance for 2022 and statements regarding Bakkt’s plans, objectives, expectations and intentions with respect to future operations, products, services and use of proceeds from the business combination, among others. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bakkt’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond Bakkt’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this press release. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (i) a delay or failure to realize the expected benefits from the business combination; (ii) risks related to disruption of management time from ongoing business operations due to post-closing business combination matters; (iii) the impact of the ongoing COVID-19 pandemic; (iv) changes in the markets in which Bakkt competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (v) changes in the markets that Bakkt targets; (vi) risk that Bakkt may not be able to execute its growth strategies, including identifying and executing acquisitions; (vii) risks relating to data security; and (viii) risk that Bakkt may not be able to develop and maintain effective internal controls. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement/prospectus filed by Bakkt (under the name VPC Impact Acquisition Holdings) on September 17, 2021 and other filings that Bakkt may, from time-to-time, make with the Securities and Exchange Commission.

Definitions

Digital asset conversion volume: Dollar value of transaction volume across loyalty redemption, crypto buy/sell and gift card purchases

Transacting accounts: Unique accounts that perform transactions on the Bakkt platform each month

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure, which we define as earnings before interest, income taxes, depreciation, amortization, certain non-cash and/or non-recurring items (which items do not contribute directly to our evaluation of operating results), and interest income, other income and income tax benefit (which items are not components of our core business operations). Adjusted EBITDA provides management with an understanding of earnings before the impact of investing and financing transactions and income taxes, and the effects of aforementioned items that do not reflect the ordinary earnings of our operations. Adjusted EBITDA is not a measure of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or other performance measures derived in accordance with GAAP and has certain limitations, including:

•

unit-based compensation expense, which has been excluded from Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations, has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy;

•

the intangible assets being amortized, and property and equipment being depreciated, may have to be replaced in the future, and the non-GAAP financial measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or other capital commitments; and

•	non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs.

Because of these limitations, Adjusted EBITDA should be considered alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP. Our definition of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Reconciliation of GAAP Net Income / (Loss) to Non-GAAP Adjusted EBITDA ($ in millions)

	Successor	Predecessor
$mm’s	10/15/21- 12/31/21	10/1/21- 10/14/21	Three Months Ended 12/31/20	Year Ended 12/31/20
Net loss	($153.1)	($49.7)	($29.6)	($79.6)
Depreciation and amortization	5.4	0.5	2.6	8.2
Interest (income) expense	(0.0)	0.0	0.1	(0.1)
Income tax (benefit) expense (1)	0.1	(0.8)	0.4	0.4
EBITDA	($147.6)	($49.9)	($26.5)	($71.2)
Acquisition-related transaction costs	1.6	12.7	1.9	13.4
Share-based and unit-based compensation expense	44.5	33.9	1.7	2.1
Loss from change in fair value of warrant liability	79.4	—	—	—
Other (2)	0.3	3.6	11.8	15.7
Adjusted EBITDA	($21.8)	$0.3	($11.0)	($40.0)

(1)

Income tax (benefit) expense for Successor reflects management’s current estimate. See “Basis of Presentation.”    As a result, Income tax benefit (expense) and items derived from it are subject to change.

(2)

Includes restructuring charges, impairment of long-lived assets, cancellation of common units, gain on extinguishment of software license liability, ICE transition services expense, non-recurring bitcoin sale income, net and transition services to Bakkt clearing

Condensed Balance Sheet ($ in millions)

	Successor	Predecessor
$mm’s	12/31/21	12/31/20
Assets
Cash and cash equivalents	$391.4	$75.4
Other current assets	72.2	56.7
Total current assets	$463.5	$132.1
Goodwill	1,527.1	233.4
Intangible assets, net	388.5	62.2
Other assets	35.2	40.7
Total Assets	$2,414.3	$468.4

Liabilities, Stockholders’ Equity and Members’ Equity
Current liabilities	$73.5	$51.1
Noncurrent liabilities	34.9	7.5
Total liabilities	$108.5	$58.6
Total stockholders’ equity and members’ equity
Noncontrolling interest	1,826.1	0.0
Mezzanine equity	0.0	21.5
Total equity	479.8	388.3
Total liabilities, stockholders’ equity and members’ equity	$2,414.3	$468.4

Condensed Statement of Operations ($ in millions)

	Successor	Predecessor
$mm’s	10/15/21- 12/31/21	10/1/21- 10/14/21	Three Months Ended 12/31/20	Year Ended 12/31/20
Net revenue	$11.5	$2.2	$9.4	$28.5
Compensation and benefits	62.2	33.9	12.6	43.1
SG&A	8.5	0.8	4.7	8.2
Other expense	15.3	18.0	20.8	56.3
Total operating expense	86.0	52.6	38.2	107.6
Operating loss	($74.5)	($50.5)	($28.7)	($79.1)
Other income (expense), net	(78.5)	0.0	(0.5)	(0.1)
Loss before income taxes	($153.0)	($50.5)	($29.2)	($79.2)
Income tax benefit (expense) (1)	(0.1)	0.8	(0.4)	(0.4)
Net loss	($153.1)	($49.7)	($29.6)	($79.6)
Less: Net loss for noncontrolling interest	($120.7)
Net loss attributable to Bakkt Holdings, Inc.	($32.4)
Currency translation adjustment, net of tax	(0.3)	0.3	0.3	0.2
Comprehensive loss	($153.4)	($49.4)	($29.3)	($79.4)
Less: Comprehensive income (loss) for noncontrolling interest	(120.9)
Comprehensive income (loss) attributable to Bakkt Holdings, Inc.	($32.4)

(1)

Income tax (benefit) expense for Successor reflects management’s current estimate. See “Basis of Presentation.” As a result, Income tax benefit (expense) and items derived from it are subject to change.